Exhibit 99.1

SomaLogic Reports Fourth Quarter and Full Year 2021 Financial Results

•Fourth quarter 2021 revenue of $23.0 million contributed to record full year revenue of $81.6 million, 46% growth over the prior year
•Established over 75 new customer accounts, expanding and diversifying revenue base
•Substantial cash and investments of $657.7 million at year-end
•Maintaining 2022 full year revenue guidance of $105-110 million
•Management to host conference call today at 4:30pm ET

BOULDER, Colo. (March 29, 2022) – SomaLogic, Inc., a leader in AI-data driven proteomics technology, today reported financial results for the quarter and year ended December 31, 2021.

“2021 was a transformational year for SomaLogic, and we see a long runway to continue executing on our growth plan ahead,” said Roy Smythe, M.D., SomaLogic’s Chief Executive Officer. “Twenty years of research and innovation have culminated in a diverse and substantial set of opportunities, enabling us to drive strong commercial growth while maintaining a healthy cash position. Our revenue streams continue to expand as we usher in the era of proteomics and drive important scientific insights alongside our customers and collaborators.”

Recent Strategic Highlights

•Announced exclusive partnership with Illumina to develop co-branded proteomic solutions combining market-leading proteomic and genomic analysis platforms
•Announced appointment of Steven Mermelstein as Senior Vice President of Corporate Strategy, Development and Mergers and Acquisitions
•Announced appointment of Adam Taich as Chief Business Officer
•Announced strategic collaboration with University Hospitals Cleveland Medical Center to treat diabetic patients at high risk of cardiovascular disease
•Announced analysis of 105 million protein measurements from 15,000 samples spanning 15 years of clinical interactions as part of the Multi-Ethnic Study of Atherosclerosis (MESA) Study, sponsored by the National Heart, Lung, and Blood Institute (NHLBI) of the National Institutes of Health
•Announced groundbreaking initiative to provide 210 million protein measurements to European Prospective Investigation into Cancer and Nutrition (EPIC) researchers to better understand and predict cancer development

Fourth Quarter 2021 Financial Results

Revenue for the three months ended December 31, 2021 was $23.0 million, an 18.5% decrease from $28.2 million in the corresponding period of 2020. The corresponding prior-year period benefited from two large one-time sales.

Gross margin for the three months ended December 31, 2021 was 54.5% compared to 63.7% for the corresponding period of 2020. The fourth quarter of 2020 benefited from higher revenue, primarily associated with the two large one-time sales described above.

Research and development expenses grew by $3.6 million, and selling, general and administrative expenses grew by $19.6 million in the three-month period ended December 31, 2021 relative to the corresponding prior-year period.

Net loss was $23.3 million in the fourth quarter of 2021, or a loss of $0.13 per share, as compared to a loss of $8.9 million, or $0.11 per share, in the corresponding period of 2020.

Adjusted EBITDA was a loss of $27.7 million in the fourth quarter of 2021 compared with an adjusted EBITDA loss of $1.0 million in the corresponding period of 2020.

Full Year 2021 Financial Results

Revenue for the full year 2021 was $81.6 million, an increase of $25.7 million, or 46.1%, compared to the prior year. Growth was driven by significant field sales team expansion enabling the addition of 77 new customers in the year and diversifying SomaLogic’s foothold into the pharma, research, and academic spaces.

Full year 2021 gross margin was 59.0%, compared to 59.5% in the prior year, primarily driven by evolving customer mix.

Research and development expenses grew by $12.7 million in 2021 relative to the prior year, primarily driven by incremental additions to our team to drive expansion of our database content. Selling, general and administrative expenses grew by $41.1 million in 2021 relative to the prior year, primarily due to ongoing investment in technology platforms, commercial team expansion and related functional support, and public company readiness.

For the full year 2021, net loss was $87.5 million, or a loss of $0.64 per share, as compared to a net loss of $53.0 million, or $0.81 per share in the prior year.

For the full year 2021, adjusted EBITDA was a loss of $64.3 million compared with an adjusted EBITDA loss of $31.5 million in the corresponding period of the prior year. Please see the reconciliation of net loss to non-GAAP Adjusted EBITDA set forth below.

Cash, cash equivalents, and short-term investments were $657.7 million as of December 31, 2021.

2022 Financial Guidance

Based on ongoing strength in its business, SomaLogic is maintaining revenue guidance for the full year 2022 at a range of $105 million to $110 million, which represents 29% to 35% growth over the company’s 2021 revenue.

Webcast and Conference Call Details

SomaLogic will host a conference call at 4:30 p.m. ET on Tuesday, March 29, 2022 to discuss its fourth quarter 2021 financial results. The call may be accessed through an operator by dialing (844) 535-4027 for domestic callers or (270) 215-9487 for international callers, using conference ID: 2758178. A live and archived webcast of the event, including the accompanying slides, will be available through the Investors page of SomaLogic’s corporate website at https://investors.somalogic.com/.

About SomaLogic

SomaLogic (Nasdaq: SLGC) seeks to deliver precise, meaningful, and actionable health-management information that empowers individuals worldwide to continuously optimize their personal health and wellness throughout their lives. This essential information, to be provided through a global network of partners and users, is derived from SomaLogic’s personalized measurement of important changes in an individual’s proteins over time. For more information, visit www.somalogic.com and follow @somalogic on Twitter.

The SomaScan Platform is for Research Use Only (RUO) and has not been cleared or approved by the U.S. Food and Drug Administration for diagnostic or patient management purposes.

Non-GAAP Financial Measures

We present non-GAAP financial measures in order to assist readers of our consolidated financial statements in understanding the core operating results used by management to evaluate and run the business, as well as, for financial planning purposes. Our non-GAAP financial measure, Adjusted EBITDA, provides an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA is a key performance measure that our management uses to assess its operating performance. Adjusted EBITDA facilitates internal comparisons of our operating performance on a more consistent basis, and we use this measure for business planning, forecasting, and decision-making. We believe that Adjusted EBITDA enhances an investor’s understanding of our financial performance as it is useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

Our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures prepared in accordance with GAAP, including net loss.

Forward Looking Statements Disclaimer

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues, projections, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “forecast,” “guidance,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “continue,” “will likely result,” “possible,” “potential,” “predict,” “pursue,” “target” and similar expressions, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including factors which are beyond SomaLogic’s control. You should carefully consider these risks and uncertainties, including, but not limited to, those factors described under Part I, Item 1A – “Risk Factors” in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SomaLogic assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SomaLogic Contact
Emilia Costales
720-798-5054
ecostales@somalogic.com

Investor Contact
Marissa Bych
Gilmartin Group LLC
investors@somalogic.com

SomaLogic, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
Unaudited
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue
Assay services revenue	$19,730	$23,661	$68,038	$45,827
Product revenue	547	763	1,277	1,907
Collaboration revenue	763	763	3,051	2,483
Other revenue	1,954	3,036	9,260	5,672
Total revenue	22,994	28,223	81,626	55,889
Operating expenses
Cost of assay services revenue	10,234	9,974	32,782	21,857
Cost of product revenue	229	260	681	757
Research and development	11,192	7,569	43,496	30,749
Selling, general and administrative	29,697	10,127	77,971	36,882
Total operating expenses	51,352	27,930	154,930	90,245
Gain (loss) from operations	(28,358)	293	(73,304)	(34,356)
Other (expense) income
Interest income and other, net	99	92	225	230
Interest expense	—	(8,748)	(1,324)	(18,338)
Change in fair value of warrant liabilities	1,159	—	(6,952)	—
Change in fair value of earn-out liability	3,793	—	(1,869)	—
Loss on extinguishment of debt, net	—	(551)	(4,323)	(551)
Total other income (expense)	5,051	(9,207)	(14,243)	(18,659)
Net loss	$(23,307)	$(8,914)	$(87,547)	$(53,015)

Other comprehensive loss
Net unrealized loss on available-for-sale securities	$(61)	$(2)	$(68)	$(25)
Foreign currency translation loss	1	2	(2)	(4)
Total other comprehensive loss	(60)	—	(70)	(29)
Comprehensive loss	$(23,367)	$(8,914)	$(87,617)	$(53,044)

Net loss per share, basic and diluted	$(0.13)	$(0.11)	$(0.64)	$(0.81)
Weighted-average shares used to compute net loss per share, basic and diluted	181,338,298	77,750,076	137,157,283	65,161,358

SomaLogic, Inc.
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share data)

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$439,488	$164,944
Investments	218,218	39,954
Accounts receivable, net	17,074	17,449
Inventory	11,213	7,020
Deferred costs of services	462	1,450
Prepaid expenses and other current assets	5,097	1,158
Total current assets	691,552	231,975
Non-current inventory	4,085	6,024
Property and equipment, net	9,557	3,913
Other long-term assets	908	378
Total assets	$706,102	$242,290

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$15,089	$7,064
Accrued liabilities	11,109	6,310
Deferred revenue	3,021	1,762
Deferred rent	66	238
Current portion of long-term debt	—	2,423
Total current liabilities	29,285	17,797
Warrant liabilities	35,181	—
Earn-out liability	26,885	—
Deferred revenue, net of current portion	2,364	3,415
Convertible debt	—	1,926
Long-term debt	—	32,326
Other long-term liabilities	363	909
Total liabilities	94,078	56,373
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding at December 31, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value; 600,000,000 shares authorized; 181,552,241 and 114,266,515 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	18	11
Additional paid-in capital	1,110,991	597,274
Accumulated other comprehensive income (loss)	(72)	(2)
Accumulated deficit	(498,913)	(411,366)
Total stockholders’ equity	612,024	185,917
Total liabilities and stockholders’ equity	$706,102	$242,290

SomaLogic, Inc.
Reconciliation of net loss in accordance with GAAP to non-GAAP adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
GAAP net loss	$(23,307)	$(8,914)	$(87,547)	$(53,015)
Non-GAAP EBITDA adjustments to net income:
Interest expense, net	(99)	8,656	1,099	18,108
Depreciation and amortization	660	744	2,569	2,823
EBITDA	(22,746)	486	(83,879)	(32,084)
Other non-GAAP adjustments:
Loss on extinguishment debt, net (1)	—	551	4,323	551
One-time non-cash stock-based compensation (2)	—	—	6,461	—
Change in fair value of warrant liabilities (3)	(1,159)	—	6,952	—
Change in fair value of earn-out liability (4)	(3,793)	—	1,869	—
Adjusted EBITDA	$(27,698)	$1,037	$(64,274)	$(31,533)

(1)For the year ended December 31, 2021, represents the $5.2 million loss on extinguishment of debt as a result of the repayment of the Amended and Restated Credit Agreement in April 2021, the $2.7 million loss on extinguishment of debt as a result of the conversion of the Convertible Debt in July 2021, and offset by the $3.6 million gain on extinguishment of debt as a result of the forgiveness of the PPP loan in June 2021. For the three months and year ended December 31, 2020, represents the $0.6 million loss on extinguishment of debt as a result of a partial prepayment of the Amended and Restated Credit Agreement in November 2020.
(2)Represents a one-time non-cash stock-based compensation expense of $6.5 million related to the sale of stock and vested options by an employee to an economic interest holder in excess of fair value.
(3)Represents fair value adjustments to warrant liabilities.
(4) Represents fair value adjustments to earn-out liability.